EXHIBIT 10.2

October 11, 2018

Société Générale
Tour Société Générale
17 cours Valmy
92987 Paris – La Défense Cedex
France
Attention:     Benjamin Graisley, Olivier Gueguen, Sidonie Boisson de Chazournes

Re: Certain Requested Amendments

Dear Messrs. Graisley and Gueguen and Ms. de Chazournes:

Reference is made to that certain BPIAE Facility Agreement, dated as of October 4, 2010, as amended and restated by the Supplemental Agreement dated as of March 9, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), by and among Iridium Satellite LLC, as the borrower (the “Borrower”), Iridium Communications Inc. (the “Parent”), the other Obligors party thereto, the Lenders party thereto, Société Générale, as the BPIAE Agent (the “BPIAE Agent”) and Deutsche Bank Trust Company Americas, as Security Agent (the “Security Agent”) and U.S. Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Facility Agreement. The provisions set forth in clause 1.2 (Construction) of the Facility Agreement shall apply to this letter as though they were set out in full in this letter except that references to the “Agreement” are construed as references to this letter.

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Requested Amendments

The Borrower requests the consent of the Majority Lenders to the following amendments to the Facility Agreement (the “Requested Amendments”):

a)	The definition of “Calculation Period” shall be amended by being deleted and replaced in its entirety by the following:

“Calculation Period means (a) for the purpose of calculating the DSCR, each period of 6 months, ending or commencing (as applicable) on each Calculation

Date, and (b) for any other Financial Covenant, each period of 12 months ending or commencing (as applicable) on each Calculation Date.”

b)	The definition of “NEXT System Completion Longstop Date” shall be amended by being deleted and replaced in its entirety by the following:

“NEXT System Completion Longstop Date means [***].”

Consent and Amendment

By a letter dated September 12, 2018, the Borrower kindly requested (i) that the Majority Lenders consent to the Requested Amendments by October 11, 2018, and (ii) that the BPIAE Agent coordinate such actions required on the part of the Majority Lenders for the Requested Amendments as it deems necessary or desirable.

Understanding that Majority Lenders’ consent to the Requested Amendment was obtained as of October 11, 2018, the Borrower hereby requests that the BPIAE Agent countersign this letter in the space provided below (the date of such countersignature the “Effective Date”). The Facility Agreement shall be amended as of the Effective Date in the form of the Requested Amendments.

Miscellaneous.

i.
Save as expressly stipulated in this letter, all the Finance Documents shall remain unchanged and in full force and effect, and, from the Effective Date, the Facility Agreement and this letter will be read and construed as one document.

ii.
The Requested Amendments set forth in this letter are effective solely for the purposes as set forth herein and shall be limited precisely as written and shall not be in any event deemed, except as expressly provided herein, to be a waiver or modification of any other term or condition of the Facility Agreement or any other Finance Document. Nothing in this letter shall affect the rights of any Finance Party in respect of the occurrence of any other Default or Event of Default which is continuing and which has not been remedied or waived in accordance with the terms of the Finance Documents or which arises on or after the date of this letter.

iii.	This letter is designated a Finance Document.

iv.	A person who is not a party to this letter (other than any Finance Party) has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this letter.

v.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

vi.	The provisions of Article 39 and Article 40 of the Facility Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

We hope that this letter is helpful to the BPIAE Agent and the Majority Lenders in understanding the Borrower’s request. Should you have any questions or if you would like any additional information regarding any of the foregoing, please do not hesitate to contact Patrick McClain at [***].

[Signature page follows]

Yours truly,

IRIDIUM SATELLITE LLC,
as Borrower

By: /s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

Agreed and acknowledged on 11 October 2018 (the “Effective Date”)
with the consent of the Majority Lenders:

SOCIÉTÉ GÉNÉRALE,
as BPIAE Agent

By: /s/ Florian Degunst
Name: Florian Degunst
Title: Structured Finance Middle Office Operations, Senior Officer

By: /s/ Benjamin Graisely
Name: Benjamin Graisely
Title: Structured Finance Middle Operations

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.